UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 19, 2010 (November 16, 2010)

Baldwin Technology Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
1-9334	13-3258160
(Commission File Number)	(IRS Employer Identification No.)
Two Trap Falls Road, Suite 402, Shelton, CT	06484
(Address of Principal Executive Offices)	(Zip Code)
203-402-1000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2010, the Board of Directors of Baldwin Technology Company, Inc. (the “Company”) unanimously elected Paul J. Griswold to fill a newly-created vacancy in Class III on the Company’s Board of Directors.  As a Class III Director, his term will expire at the 2011 Annual Meeting of Stockholders.  In addition, Mr. Griswold has been appointed to serve on the Audit, Compensation and Nominating Committees of the Board.

Mr. Griswold, age 58, currently has a private equity and board advisory practice specializing in developing strategic growth, margin improvement, supply chain channels and international business opportunities for middle market companies.  From 2007 to 2009, Mr. Griswold was Chief Executive Officer of Havells-Sylvania Group, a $1.4 billion global electrical and lighting company.  From 2004 to 2007, he served as CEO and a Director of SLI Holdings, a $850 million manufacturer of lamps and lighting fixtures.  Mr. Griswold was a Director at Paxar Corporation, a global provider of printed bar codes, tracking solutions and radio frequency identification technology to the retail and apparel manufacturing industries, where he was President and COO from 2000 and 2001, and CEO from 2001 to 2003.

Currently, Mr. Griswold serves on the Boards and the Audit and/or Compensation Committees of several private companies, including The Wornick Company, a commercial food service distributor, Milacron Holdings, a manufacturer of plastic processing equipment, mold technologies and industrial lubricants, CML Technologies, a specialty lighting manufacturer, Weinstein Beverage Company, a Pepsi franchisee, and Bush Industries, a designer and manufacturer of ready to assemble office space.

Mr. Griswold’s qualifications to serve as a Director include his extensive financial knowledge and education, his substantial international business experience in senior operational and management roles and his background in developing strategic growth plans for middle market companies with global operations.

As a non-employee Director of the Board, Mr. Griswold will be entitled to receive the same regular cash and equity compensation paid by the Company to each of its other non-employee Directors.

There is no family relationship between Mr. Griswold and any director or executive officer of the Company; there neither was nor is any arrangement or understanding between Mr. Griswold and any other person pursuant to which Mr. Griswold was or is to be elected a Director; and there neither were nor are any transactions between Mr. Griswold and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The Company issued a press release on November 17, 2010 regarding this matter, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On November 16, 2010, the Company held its Annual Meeting of Stockholders.  The only proposal submitted was to elect three Class II Directors to serve for three-year terms or until their respective successors are duly elected and qualified.

Class A Common Stockholders voted for two of the Directors as follows:

	FOR	WITHHOLD	BROKER NON-VOTE
Mark T. Becker	4,393,688	3,698,799	0
Ronald B. Salvagio	5,415,145	2,677,342	0

Class A and Class B Common Stockholders, voting together as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share, cast their votes for the third Director as follows:

	FOR	WITHHOLD	BROKER NON-VOTE
Gerald A. Nathe	14,591,277	4,152,080	0

Item 8.01  Other Events.

As previously reported in a Form 8-K filed on October 22, 2010, the Company on October 19, 2010 received a warning letter from the NYSE Amex regarding non-compliance with certain sections of the corporate governance requirements contained in the NYSE Amex Company Guide.  The Company has notified the NYSE Amex that, as a result of the appointment of a new Director as described in Item 5.02 above, it is now in full compliance with those sections of the NYSE Amex Company Guide cited in the warning letter.  The Company once again has a majority of independent directors serving on its Board of Directors; the classes of the Board of Directors are of approximately equal size; the Audit Committee of the Company’s Board of Directors is comprised solely of three independent members; and the Compensation Committee of the Company’s Board of Directors is comprised solely of independent directors.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release entitled “Baldwin Elects Paul Griswold as a New Director” issued by the Company on November 17, 2010 (filed herewith).

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the Company competes, the forward-looking statements of the Company contained in this Current Report on Form 8-K are subject to the risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, and other Securities and Exchange Commission filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC.
(Registrant)

		By:	/s/	John P. Jordan
John P. Jordan
Vice President, Treasurer and
Chief Financial Officer

Dated:	November 19, 2010